UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 1, 2017

Date of Report (Date of earliest event reported)

DASEKE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37509 (Commission File Number)	47-3913221 (IRS Employer Identification No.)

15455 Dallas Parkway, Suite 440 Addison, Texas		75001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act   ☐

Item 1.01.Entry into a Material Definitive Agreement

On December 1, 2017, Daseke, Inc. (the “Company”) executed and closed the following three Purchase and Sale Agreements:

(1) Moore Freight Service Agreement,

(2) Roadmaster Group Agreement, and the

(3) Tennessee Steel Haulers & Co. Agreement.

Moore Freight Service Agreement

The Company through Daseke MFS LLC (“Buyer”), entered into a Purchase and Sale Agreement with Daniel R. Moore, Judith N. Moore, Randall K. Moore, Tiffani M. Swalley, John D. Moore and V. Jean Nichols (each a “Seller” and, collectively, “Sellers”), pursuant to which Buyer acquired 100% of the outstanding equity interests of: (1) Moore Freight Service, Inc., (2) RT & L, LLC, (3) JD and Partners, LLC, (4) TM Transport and Leasing, LLC, and (5) Rand, LLC.

Total consideration paid by the Company in the transaction consisted of approximately $34.8 million in cash and 145,129 shares of Daseke common stock with a value of approximately $1.8 million.

Roadmaster Group Agreement

The Company through Daseke RM LLC (“Buyer”), entered into a Purchase and Sale Agreement with Lyons Capital, LLC (“Seller”), pursuant to which Buyer acquired 100% of the outstanding equity interests of Roadmaster Group, Inc. and subsidiaries, and Roadmaster Equipment Leasing, Inc. and all subsidiaries.

Total consideration paid by the Company in the transaction consisted of approximately $37.5 million in cash and 3,114,247 shares of Daseke common stock with a value of approximately $39.1 million.

Tennessee Steel Haulers & Co. Agreement

The Company through Daseke TSH LLC (“Buyer”), entered into a Purchase and Sale Agreement with the Sidney T. Stanley 2007 Family Irrevocable Gift Trust, Sidney Stanley, Craig Stanley, Gregg Stanley, Sara Beth Sheehan, the Craig T. Stanley 2012 GST-Exempt Family Trust, the Gregg F. Stanley 2012 GST-Exempt Family Trust and the Sara Beth Sheehan 2012 GST-Exempt Family Trust (each a “Seller” and, collectively, “Sellers”), pursuant to which Buyer acquired 100% of the outstanding equity interests of: (1) Tennessee Steel Haulers, Inc., (2) Alabama Carriers, Inc., and (3) Fleet Movers Inc. (the “Tennessee Steel Acquisition”).

Total consideration paid by the Company in the transaction consisted of approximately $74.9 million in cash and 972,680 shares of Daseke common stock with a value of approximately $12.0 million.

The aggregate cash for the three transactions of $147.2 million was funded with cash on hand, cash from a follow-on equity offering of $63.6 million and from the Company’s Term Loan Agreement with Credit Suisse AG, Cayman Islands Branch and the other financial institutions party thereto (the “Term Loan Agreement”). For more information regarding the follow-on equity offering, please see the Company’s Current Report on Form 8-K filed on September 19, 2017. For more information regarding the Term Loan Agreement, please see the Company’s Current Reports on Form 8-K filed on March 3, 2017, August 22, 2017 and November 28, 2017.

Item 2.01.Completion of Acquisition or Disposition of Assets

The disclosure set forth under Item 1.01 above is incorporated in this Item 2.01 by reference.

Item 2.03.Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 above is incorporated in this Item 2.03 by reference. For more information regarding the Term Loan Agreement, please see the Company’s Current Reports on Form 8-K filed on March 3, 2017, August 22, 2017 and November 28, 2017 which reports (including the Term Loan Agreement and amendments) are incorporated herein by reference.

Item 9.01.Financial Statements and Exhibits

(a)Financial Statements of the business acquired.

Any financial statements required to be filed in response to this Item 9.01(a) with respect to the transactions described in Item 2.01 herein will be filed by amendment to this Current Report not later than 71 calendar days after the due date of this Current Report.

(b)Pro forma financial information.

Any pro forma financial information required to be filed in response to this Item 9.01(b) with respect to the transactions described in Item 2.01 herein will be filed by amendment to this Current Report not later than 71 calendar days after the due date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DASEKE, INC.

December 7, 2017	By:	/s/ Angie J. Moss
	Name:	Angie J. Moss
	Title:	Senior Vice President, Chief Accounting Officer and Corporate Controller